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Exhibit 99.1

Kathleen S. Dvorak
Senior Vice President and Chief Financial Officer
or
Randall W. Larrimore
President and Chief Executive Officer
United Stationers Inc.
(847) 699-5000

FOR IMMEDIATE RELEASE

UNITED STATIONERS INCREASES STOCK REPURCHASE AUTHORIZATION;
PROVIDES SALES AND EARNINGS OUTLOOK

        DES PLAINES, Ill., July 1, 2002—United Stationers Inc. (NASDAQ: USTR) announced today that its board of directors approved an expanded stock repurchase program authorizing the purchase of an additional $50 million of the company's common stock. This supplements the approximately $4.9 million remaining under an existing authorization, which was approved in October 2000.

        "We believe that our stock is an excellent value and market conditions make a share repurchase an attractive strategic option," said Kathleen S. Dvorak, senior vice president and chief financial officer. "Our ability to generate strong cash flow will allow us to take advantage of this repurchase program."

        Under this expanded program, purchases may be made from time to time in the open market or in privately negotiated transactions. Depending on market and business conditions and other factors, these purchases may be commenced or suspended at any time without notice. The company currently has 33.5 million shares outstanding.

Second Quarter Outlook

        The company reported that sales for the second quarter ended June 30, 2002 will be in the range of $880 million to $890 million, down approximately 9% to 10%, compared with $979 million in the second quarter of 2001. Management expects diluted earnings per share for the quarter to be in the range of $0.43 to $0.47, compared with $0.65 in the prior year. These numbers reflect soft sales in all major product categories. Three primary factors continue to affect sales comparisons: the integration of U.S. Office Products into the Corporate Express business model (in which a greater percentage of products are bought directly from manufacturers), the sale of the Positive ID Division and CallCenter Services, and slower sales to national accounts believed to be attributable to workforce reductions by large companies.

        Gross margins remain under pressure as volume allowances from manufacturers fell due to lower inventory purchases associated with both the decline in sales and the company's focus on improving working capital management. The company also continues to experience a shift within each of its product categories toward consumable items and away from higher-margin, discretionary purchases, reflecting the weak economic environment. Despite these developments, the company expects to generate significant free cash flow.

        "While it was a challenging quarter from a financial perspective, our overall restructuring plan remains on target to achieve $25 million of savings in 2002, and we completed several operational initiatives that improved our ability to serve customers while controlling costs," said Randall W. Larrimore, president and chief executive officer. "We successfully moved the Azerty computer consumables business into the Supply Division infrastructure with only minor issues. We enhanced our ability to package computer consumables and traditional office products in a single box. In addition, we opened a new state-of-the-art distribution center in Grand Rapids, Michigan."

United Stationers Increases Stock Repurchase Authorization;
Provides Sales and Earnings Outlook
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Improved Outlook for 2003

        "Our outlook for the rest of 2002 remains challenging. We expect the factors affecting our second quarter to persist throughout the year. However, in 2003, we expect that a more favorable economic environment—combined with our marketing initiatives—will lead to higher sales, gross margins and operating margins. Additionally, we expect that stronger sales and correspondingly higher inventory purchases should drive manufacturers' volume allowances up from 2002 levels and further improve gross margins. A better economic environment should also translate into a more favorable product mix. We are on track to achieve the $40 million in annual savings in 2003 from the restructuring plan. In the meantime, we are making additional operational improvements in the areas under our control, so while our top-line growth has slowed, we are effectively holding the line on costs," concluded Larrimore.

Second Quarter Conference Call

        United Stationers will report its financial results for the second quarter ended June 30 on Tuesday, July 23. This will be followed by a conference call with a question and answer session on Wednesday, July 24 at 9:00 a.m. Central Time to discuss second quarter performance. To listen to the conference call, visit the investor relation's section of the company's Web site at www.unitedstationers.com at least 15 minutes before the call, and follow the instructions provided to ensure that the necessary audio application is downloaded and installed. This program is provided at no charge to the user. In addition, interested parties can access an archived version of the call, which also will be located on the investor relations section of United Stationers' Web site, about two hours after the call ends and for the following week.

Forward-Looking Statements

        This news release contains forward-looking statements, including references to plans, strategies, objectives, projected costs or savings, anticipated future performance or events and other statements that are not strictly historical in nature. These forward-looking statements, which are based on current management expectations, forecasts and assumptions, involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied here. These risks and uncertainties include, but are not limited to: the company's restructuring plan, including its ability to realize expected cost savings from facility rationalization, systems integration and other initiatives and the timing of any of these savings; the company's ability to streamline its organization and operations, successfully integrate the Azerty business and other acquired businesses and implement general cost-reduction initiatives, including timely reduction of expenses associated with The Order People; the company's reliance on key suppliers and the impact of fluctuations in their pricing; variability in vendor allowances and promotional incentives payable to the company based on inventory purchase volume, and the company's ability to predict and manage the impact of this on its gross margin; the company's ability to anticipate and respond to changes in end-user demand; competitive activity and the resulting impact on product offerings and mix; competitive pricing pressures, variability in customer rebates and the effects of the same on the company's gross margin; reliance on key management personnel; and economic conditions and changes affecting the business products industry and the general economy. For additional information on these and other factors, please see the reports filed by the company with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking information contained in this news release. The forward-looking information here is given as of this date only, and the company undertakes no obligation to revise or update it.

United Stationers Increases Stock Repurchase Authorization;
Provides Sales and Earnings Outlook
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Company Overview

        United Stationers Inc., with trailing 12 months sales of approximately $3.8 billion, is North America's largest wholesale distributor of business products and a provider of marketing and logistics services to resellers. Its integrated computer-based distribution system makes more than 40,000 items available to approximately 20,000 resellers. United is able to ship products within 24 hours of order placement because of its 36 United Stationers Supply Co. regional distribution centers, 24 Lagasse distribution centers that serve the janitorial and sanitation industry, two Azerty distribution centers in Mexico that serve computer supply resellers, two distribution centers that serve the Canadian marketplace and a mega-distribution center shared by its business units. Its focus on fulfillment excellence has given the company a 98% order fill rate, a 99.5% order accuracy rate, and a 99% on-time delivery rate. For more information, visit www.unitedstationers.com.

        The company's common stock trades on the Nasdaq National Market System under the symbol USTR and is included in the S&P SmallCap 600 Index.

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  Exhibit 99.1
UNITED STATIONERS INCREASES STOCK REPURCHASE AUTHORIZATION; PROVIDES SALES AND EARNINGS OUTLOOK